UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

EXELIS INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35228	45-2083813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1700 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

(703) 790-6300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 23, 2014, Exelis Inc. (the “Company”) entered into a Five-Year Competitive Advance and Revolving Credit Facility Agreement (the “2014 Credit Agreement”) by and among the Company, as borrower; each of the financial institutions party thereto as lenders; J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Barclays Bank PLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Lead Arrangers and Joint Bookrunners; JPMorgan Chase Bank, N.A., as Administrative Agent; Citibank, N.A., as Syndication Agent; and Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., SunTrust Bank, U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents. The 2014 Credit Agreement provides for a senior unsecured revolving credit facility in an aggregate principal amount of up to $500 million, which may be increased, at the request of the Company and with the consent of the participating lenders, up to an aggregate of $200 million, for a possible maximum total of $700 million in aggregate principal amount. The facility includes a revolving competitive bid option that allows the Company to conduct auctions among the participating banks for borrowings and a $100 million letter of credit commitment. The maturity date of the 2014 Credit Agreement is December 23, 2019, and may be extended for additional one year periods, subject to consent of the participating lenders and continuing compliance with the financial covenants and other customary conditions. The 2014 Credit Agreement permits voluntary prepayment of principal and accrued interest and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the 2014 Credit Agreement, the lenders may accelerate the repayment of amounts outstanding under the 2014 Credit Agreement and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period. The facility made available by the 2014 Credit Agreement will be for working capital and other general corporate purposes (including, without limitation, for purposes consistent with the use of proceeds set forth in the Four-Year Competitive Advance and Revolving Credit Facility Agreement dated as of October 25, 2011, among the Company, certain lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Existing Credit Agreement”)). The 2014 Credit Agreement replaces the Existing Credit Agreement.

The foregoing discussion of the terms of the 2014 Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the 2014 Credit Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of December 23, 2014, by and among the Registrant, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., as Syndication Agent, and certain lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIS INC.

Date: December 23, 2014	By:	/s/ Kathleen S. Stolar
Kathleen S. Stolar

	Its:	Assistant Secretary
(Authorized Officer of Registrant)

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of December 23, 2014, by and among the Registrant, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., as Syndication Agent, and certain lenders party thereto.

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